Exhibit 10.1
FORM OF TRANSITION SERVICES AGREEMENT
     This Transition Services Agreement (“Agreement”) is entered into this [     ] day of [          ], 2008, between Cadbury Schweppes plc, a United Kingdom public limited company (“Cadbury”), and Dr Pepper Snapple Group, Inc., a Delaware corporation (“DPS”).
RECITALS
     WHEREAS, the board of directors of Cadbury has determined that it is in the best interests of Cadbury and its shareholders to separate Cadbury into two separate, publicly traded companies, which shall operate the Cadbury plc Business and the Beverages Business, respectively (the “Separation”); and
     WHEREAS, Cadbury plc, a United Kingdom public limited company, and DPS have entered into a Separation and Distribution Agreement (the “Separation Agreement”), dated as of [                    ], 2008, which sets forth, among other things, the assets, liabilities, rights and obligations of each of the parties thereto following the Separation; and
     WHEREAS, in connection with the Separation, Cadbury will continue to provide, or cause to be provided, to DPS, and DPS will continue to provide, or cause to be provided, to Cadbury, certain services for a limited period of time after the Separation pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the signatories covenant and agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Separation Agreement. The following terms used herein shall have the following meanings:
     “Affiliate” shall have the meaning set forth in the Separation Agreement and for purposes of this Agreement, shall refer to Cadbury’s Affiliates or DPS’ Affiliates, as the case may be, post-Separation.
     “Cadbury Providing Party” shall have the meaning set forth in Section 5.2.
     “Cadbury Receiving Party” shall have the meaning set forth in Section 5.6.
     “Cadbury Services” shall have the meaning set forth in Section 2.1.
     “Confidential Information” shall have the meaning set forth in Section 2.5(a).

     “Consents” shall have the meaning set forth in Section 2.3.
     “Disclosing Party” shall have the meaning set forth in Section 2.5(a).
     “DPS Providing Party” shall have the meaning set forth in Section 5.5.
     “DPS Receiving Party” shall have the meaning set forth in Section 5.3.
     “DPS Services” shall have the meaning set forth in Section 2.2.
     “Force Majeure Event” shall have the meaning set forth in Section 9.1.
     “Incoming Service Fee” shall have the meaning set forth in Section 4.1.
     “Indemnified Party” shall have the meaning set forth in Section 7.3.
     “Indemnifying Party” shall have the meaning set forth in Section 7.3.
     “Outgoing Service Fee” shall have the meaning set forth in Section 4.1.
     “Providing Party” shall have the meaning set forth in Section 3.2.
     “Receiving Party” shall have the meaning set forth in Section 3.2.
     “Recipient” shall have the meaning set forth in Section 2.5(a).
     “Representatives” shall have the meaning set forth in Section 2.5(a).
     “SAS” shall have the meaning set forth in Section 5.3.
     “Senior Managers” shall mean the individuals appointed by the Chief Legal Officers of each party hereto.
     “Services” shall have the meaning set forth in Section 2.2.
     “Transition Representative” shall mean Thomas Whitten, in the case of Cadbury, and Angie Wallander, in the case of DPS, or their respective replacements or designees.
     “VAT” shall have the meaning set forth in Section 4.1(c).
ARTICLE 2
DESCRIPTION OF SERVICES; STANDARD OF PERFORMANCE
     Section 2.1. On the terms and subject to the conditions contained herein, Cadbury shall provide, or cause to be provided, to DPS and its Affiliates the services identified in Schedule A hereto, as such Schedule A may be from time to time supplemented or modified in accordance with the provisions of this Agreement (the “Cadbury Services”).

     Section 2.2. On the terms and subject to the conditions contained herein, DPS shall provide, or cause to be provided, to Cadbury and its Affiliates the services identified in Schedule B hereto, as such Schedule B may be from time to time supplemented or modified in accordance with the provisions of this Agreement (the “DPS Services”, and together with Cadbury Services, the “Services”).
     Section 2.3. Each party shall, and shall cause its respective Affiliates to, provide the Services in a commercially reasonable manner and with reasonable skill and care. Notwithstanding the foregoing, the standard of care for provision of the Services shall in all material respects be no less than the level of care, skill and quality as are currently being provided to and by such party and its Affiliates and have been provided in the preceding twelve months, provided that, in the case where the Services are not currently being provided, each party shall provide the Services in a commercially reasonable manner and with reasonable skill and care. The relevant measurement of performance of the Services shall be the measurement metrics, if any, currently used by DPS and its Affiliates or by Cadbury and its Affiliates, as the case may be. Cadbury and DPS shall, and shall cause each of its Affiliates that is a Providing Party to, use commercially reasonable efforts to cooperate with each other in all matters relating to the provision of the Services. With respect to actions taken by the Receiving Party in connection with the Services received, the Receiving Party shall use the Services in a commercially reasonable manner in compliance with all applicable Laws. The Providing Party hereby grants the Receiving Party a license under all of its Intellectual Property used in the performance of Services solely to the extent required for the Receiving Party to receive the Services hereunder.
     Section 2.4. Cadbury and DPS shall each use its (and shall cause its applicable Affiliates to use their) reasonable best efforts to obtain all required consents, licenses or approvals necessary to perform the Services (the “Consents”) (that have not already been procured prior to the Distribution Date) as soon as reasonably practicable following the date hereof; provided that, each party shall notify the other in writing of any terms to which a proposed Consent is to be subject and shall use its reasonable best efforts to agree with the relevant third party any reasonable amendments to a proposed Consent requested by Cadbury or DPS, as the case may be. If the parties are unable to obtain any required Consents, the parties shall negotiate in good faith reasonable modifications of the Services so that such Consents are not required.
     Section 2.5. (a) Each party recognizes that in the performance of its obligations under this Agreement, or as a result of the parties’ ongoing relationship pursuant to this Agreement, non-public, confidential and/or proprietary information (“Confidential Information”) belonging or relating to the other party or its Affiliates (each, a “Disclosing Party”), including Confidential Information regarding the Services may be disclosed or become known to the other party or its Affiliates or its officers, directors, controlling persons, employees, lenders, agents, representatives, accountants and counsel (collectively, “Representatives”) (each, a “Recipient”). Each party acknowledges that all Confidential Information disclosed in connection with the provision of Services remains the property of the Disclosing Party. Unless otherwise expressed in writing to the other party, information, including any information expressed orally, that is exchanged between the parties or their respective Affiliates in connection with the performance of their respective obligations under this Agreement shall be presumed to be Confidential Information. Each party shall, and shall cause its Affiliates and Representatives to, keep the Disclosing Party’s Confidential Information confidential and take such precautions with respect to the Disclosing Party’s Confidential Information as it normally takes with its own non-public, confidential and/or proprietary information, which shall be no less than a reasonable standard of care under the circumstances. This obligation shall not apply to:
     (i) information that, at the time of disclosure, is in the public domain or generally known in the industry, other than as a result of a breach by the other party or its Affiliates or Representatives of any of the provisions of this Agreement or of any other duty of confidentiality owed to the other party or its Recipients;
     (ii) information that, after disclosure to the Recipient hereunder, is published or otherwise becomes part of the public domain or generally known in the industry through no fault of the party (or such party’s Recipients) to whom the information was disclosed;
     (iii) information that a party can demonstrate through its records was in its lawful possession or the lawful possession of a Recipient at the time such party received such information (except for Confidential Information regarding DPS or its Affiliates in Cadbury’s possession or Confidential Information regarding Cadbury or its Affiliates in the possession of Representatives that are transferred to DPS or its Affiliates, each of which shall continue to be confidential); and
     (iv) information that may be received by a Recipient in good faith from a source other than the Disclosing Party, which source either has no duty of confidentiality to such other party or, if such source does have a duty of confidentiality, the Recipient of such Confidential Information was unaware of or had no reasonable basis for knowing thereof (provided that, if a Recipient later becomes aware or reasonably should know of such duty, this exception shall no longer apply).
     (b) Each party shall inform any and all of its Recipients that receive Confidential Information of a Disclosing Party of the confidential and proprietary nature of such Confidential Information and shall inform such Recipients that such Confidential Information is to be kept strictly proprietary and confidential pursuant to the terms of this Agreement. Each party shall explain to each such Recipient his or her responsibilities and obligations under this Section 2.5, and shall establish commercially reasonable procedures to ensure that the Confidential Information is properly protected and monitored for purposes of adhering to the terms of this Section 2.5. Except to the extent otherwise specifically provided in this Section 2.5, the Confidential Information will be kept confidential by each party and its Recipients. Each party agrees to be responsible for any breach of this Section 2.5 by any of its Recipients.
     (c) Each party and its Recipients shall maintain, however, the right to disclose the Confidential Information of a Disclosing Party if required to do so by Law, subpoena or other legal process, provided that, in the case of any such potential disclosure pursuant to this Section 2.5(c), the Recipient shall provide the Disclosing Party with prompt notice of such requirement and shall use its reasonable best efforts to keep and assist the Disclosing Party in keeping it confidential by all appropriate means, and shall, to the extent reasonably practical, afford the

Disclosing Party the opportunity to contest the disclosure obligation and cooperate with any Recipients in seeking any such protective order or other appropriate legal remedy, in each case, at the Disclosing Party’s request and expense. If a Recipient finds it necessary to disclose any Confidential Information, such Person will disclose only that portion of the Confidential Information that it is advised in writing by counsel is legally required to be disclosed and will use its reasonable best efforts, at the Disclosing Party’s request and expense, to ensure that all Confidential Information so disclosed will be accorded confidential treatment.
     (d) Upon termination of this Agreement for any reason, no Recipient shall disclose nor make any further use of a Disclosing Party’s Confidential Information and upon written request shall immediately return or destroy all such Confidential Information as shall be in written or other tangible form (including all copies thereof), provided, however, that each party shall be entitled to retain one record copy in its legal department, to be held in strict confidence, subject to the above exceptions; and provided, further, that if such Confidential Information is destroyed, upon written request, shall certify the same to the Disclosing Party.
     (e) The parties acknowledge that in the event of any breach or threatened breach of this Agreement pertaining to Confidential Information, the non-breaching party will not have an adequate remedy at law and may suffer irreparable injury as a result of any such breach. Therefore, in the event of any such breach or threatened breach, the non-breaching party shall, in addition to any other remedies available at law or in equity, be entitled to specific performance, without posting bond or other security.
     Section 2.6. The Transition Representatives shall meet regularly in person, telephonically, or as they otherwise agree at least monthly for the first year following the date hereof, to discuss any issues arising under this Agreement and the need for any modifications or additions hereto.
     Section 2.7. Subject to Section 2.8, except with respect to any services of the type described on Schedule D, if either party can demonstrate that, by virtue of the transactions contemplated by the Separation Agreement, either party requires a service not currently provided for under this Agreement that was provided by or to a member of the Cadbury and its Affiliates by or to DPS and its Affiliates, as the case may be, in the twenty-four (24) month period prior to the Distribution Date, the parties shall cooperate and endeavor in good faith to modify and supplement the schedules to this Agreement (including any other attachments thereto, if any) to accurately identify those services, and to specify the manner and term in which such services shall be performed and, as appropriate, to enter into ancillary transition services agreements addressing the provision of certain critical services or the provision of the Services in certain jurisdictions (including price calculated pursuant to Section 4), in order to refine and further effect the understandings set forth in this Agreement. Unless otherwise so agreed, in no event shall any such modification or supplement to the schedules (other than the election by a party to identify a Service which it does not elect to receive and for which service fees shall not be payable) or the execution of any ancillary agreements result in any change in the fees for the Services.
     Section 2.8. Where a service that was provided by a third party to Cadbury or its Affiliates (including DPS and its Affiliates) prior to the Distribution Date is not otherwise provided for in this Agreement and is reasonably required by DPS or Cadbury to continue DPS’ or Cadbury’s remaining businesses, as applicable, in substantially the same manner as that carried on in the twenty-four month period prior to the Distribution Date, Cadbury or DPS, as applicable, will provide such assistance as is reasonable under the circumstances so as to enable the other party to put in place similar arrangements with such third party.
     Section 2.9. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
     Section 2.10. Subject to Section 2.3 of this Agreement, the Cadbury Providing Party and DPS Providing Party (each, as defined below), as applicable, shall be responsible for selecting and supervising in good faith the personnel who will perform any particular Cadbury Service or DPS Service, respectively, and performing all administrative services with respect to such personnel, including establishing compensation structure and work load balancing.
     Section 2.11. Cadbury and DPS shall, or shall cause their respective Affiliates to, make available on a timely basis to the Providing Party all information reasonably requested by such Providing Party to enable it to provide the Services and provide reasonable access to the Providing Party of such party’s premises to the extent necessary for the purpose of providing the Services.
ARTICLE 3
PERIOD OF SERVICES: TERM
     Section 3.1. The parties agree that, except as otherwise designated in this Agreement, all services covered by this Agreement shall terminate on the date indicated on Schedule A or Schedule B, as applicable, unless earlier terminated by the Receiving Party upon such prior written notice as set forth on Schedule A or Schedule B, as applicable, or pursuant to Section 3.2(c) of this Agreement or extended by the mutual written agreement of the Providing Party and Receiving Party. This Agreement shall terminate when the terms for all Services have terminated; provided, however, that Sections 2.5, 2.9 and Articles 5, 7, 8 and 9 shall survive any such termination; provided further that Sections 5.4 and 5.7 shall continue for one year only.
     Section 3.2. (a) Each party shall, or shall cause its Affiliate that is providing the Services hereunder (a “Providing Party”) to, cooperate in a commercially reasonable manner with the party receiving the Services hereunder (a “Receiving Party”) to facilitate the transfer of responsibility for the Services to the Receiving Party or its designee. Each party shall use its commercially reasonable efforts to: (i) assume performance of the Services within shorter time periods than those specified on Schedule A or Schedule B, as applicable, and (ii) make or obtain any approvals, permits and licenses and implement such systems as may be necessary for such party to provide the Services independently as soon as reasonably practicable following the Distribution Date.

     (b) As soon as reasonably practicable following the termination of this Agreement or the discontinuation of any Services, the Providing Party shall deliver to the Receiving Party, at the Receiving Party’s expense, copies of any books, records, data and reports reasonably requested by the Receiving Party in connection with such Services. Subject to the requirements of any applicable Laws, each Receiving Party agrees to keep any information it receives pursuant to this Section 3.2(b) that relates to a Disclosing Party confidential in accordance with Section 2.5.
     (c) Notwithstanding anything to the contrary in this Agreement, a party may terminate any Service or all Services immediately upon notice to the other party in the event of a material breach of this Agreement by the breaching party that is not cured within thirty (30) days following written notice from the non-breaching party.
ARTICLE 4
COMPENSATION; PAYMENT TERMS
     Section 4.1. (a) DPS shall pay to Cadbury a fee for each Service that is provided to DPS and its Affiliates hereunder (collectively, the “Incoming Service Fee”) and Cadbury shall pay to DPS a fee for each Service that is provided to Cadbury and its Affiliates hereunder (collectively, the “Outgoing Service Fee”). The costs for each Service (the “Costs”) shall be the actual direct cost incurred by the Providing Party in performing such Service, calculated as set forth on Schedule C, which shall include a reasonable allocation for overhead salary, wages, benefits, taxes and other expenses attributable thereto (but shall exclude, for the avoidance of doubt, any overhead expenses for branding, marketing and other similar expenses) and without any markup for profit, calculated in a manner consistent with past custom and practice of the Providing Party with respect to such Service (or Cadbury Schweppes SBS, Inc. in the case of the Services which were not historically provided by the Providing Party); provided, however, that such Costs shall be adjusted to reflect any termination or expiration of any Transition Service pursuant to Article 3 of this Agreement.
     (b) The Incoming Service Fee and the Outgoing Service Fee shall include all out-of-pocket charges and costs of performing the Services hereunder, including, without limitation, license fees, royalties or provider services fees.
     (c) The fees payable by a Receiving Party to a Providing Party shall, in each case, be taken to be exclusive of any value added Taxes, sales Taxes, or similar Taxes (“VAT”) properly chargeable in respect of the transactions hereunder, and an amount equal to such Taxes so chargeable shall, subject to receipt of a valid VAT receipt or invoice in accordance with Section 4.1(f) below, be paid by the Receiving Party to the Providing Party in addition to the fees otherwise payable under this Agreement.
     (d) In the event that applicable Law requires that any amount in respect of Taxes be withheld from any payment by a Receiving Party to a Providing Party under this Agreement, the Receiving Party shall withhold the required amounts and pay such withheld amounts over to the applicable Governmental Authority in accordance with the requirements of the applicable Law, and any amount so withheld and paid over shall be treated as having been paid to the

Providing Party, and the Receiving Party shall not be required to pay any additional amount as a result of or in respect of such withholding.
     (e) In each case where an amount in respect of VAT is payable by the Receiving Party in respect of a service provided by the Providing Party, DPS or Cadbury (as the case may be) shall ensure that the Providing Party shall furnish in a timely manner a valid VAT receipt or invoice to the Receiving Party in the form and manner required by Law to allow the Receiving Party or, as the case may be, any of its affiliates to recover such Tax to the extent allowable by Law.
     (f) Except in the event the Receiving Party disputes a charge, the Receiving Party shall pay, or cause payment to be made to, the Providing Party, within 30 days of receipt of a reasonably detailed written invoice from the Providing Party, for the Cost of each Service rendered hereunder, which invoice shall be delivered by the Providing Party to Cadbury or DPS, as applicable, by the 30th day of each month for the Services provided during the preceding month. Payments shall be made by wire transfer to an account designated in writing from time to time by Cadbury or DPS, as applicable.
ARTICLE 5
ACCESS TO RECORDS
     Section 5.1. During the term of this Agreement, each party shall, for the lesser of a period of seven years after the Distribution Date or a period specified by such party’s record retention policies, retain the books and records of each party and their respective Affiliates relating to the Services provided hereunder in accordance with the record retention policies of such party; provided, however, that each party shall notify the other party at least 60 days in advance of destroying any such books and records in order to provide the other party the opportunity to access such books and records and if the other party fails to request that such books and records be delivered to them at the requesting party’s expense, within 60 days after receipt of such notice, each party may destroy such books and records.
     Section 5.2. Subject to Section 2.5 above, Cadbury shall provide, or cause to be provided, to DPS and its Representatives reasonable access to the books, records (including, but not limited to, records and documentation referred to in Section 5.1), premises, systems and personnel of each Providing Party of Cadbury (a “Cadbury Providing Party”) to permit DPS to audit Cadbury’s or a Cadbury Providing Party’s compliance with this Agreement, provided that this right of access is exercised with reasonable prior notice and DPS uses its reasonable efforts to cause as little disruption as is reasonably possible to the performance of the Services and Cadbury Providing Party’s other businesses, provided further that DPS may only undertake two such audits per calendar year.
     Section 5.3. In addition to the rights set out in Section 5.2, Cadbury shall comply and shall cause each Cadbury Providing Party to comply with any reasonable request of DPS, including any review in accordance with the Statement of Auditing Standards No. 70 (Type 11) (the “SAS”), of any third party service provider of Cadbury for information relating to the Services that may be required by DPS or any Receiving Party of DPS (a “DPS Receiving

Party”) to enable them to comply with the Sarbanes-Oxley Act of 2002 (and any resultant, similar or replacement legislation, rules or guidance).
     Section 5.4. If, based upon any audit performed in accordance with Sections 5.2 or 5.3, there has been either an overcharge or undercharge for the costs of the Services, then Cadbury Providing Party or DPS, as the case may be, will promptly reimburse or pay to the other Party such difference. All the costs of any audit conducted under Sections 5.2 or 5.3 shall be borne by DPS.
     Section 5.5. Subject to Section 2.5 above, DPS shall provide, or cause to be provided, to Cadbury and its Representatives reasonable access to the books, records (including, but not limited to, records and documentation referred to in Section 5.1), premises, systems and personnel of the Providing Party of DPS (the “DPS Providing Party”) to permit Cadbury to audit DPS’ or a DPS Providing Party’s compliance with this Agreement, provided that this right of access is exercised with reasonable prior notice and Cadbury uses its reasonable efforts to cause as little disruption as is reasonably possible to the performance of the Services and DPS Providing Party’s other businesses, provided further that Cadbury may only undertake two such audits per calendar year.
     Section 5.6. In addition to the rights set out in Section 5.5, DPS shall comply and shall cause each relevant DPS Providing Party to comply with any reasonable request of Cadbury, including any review in accordance with the SAS, of any third party service provider of DPS for information relating to the Services that may be required by Cadbury or any Receiving Party of Cadbury (a “Cadbury Receiving Party”) to enable them to comply with the Sarbanes-Oxley Act of 2002 (and any resultant, similar or replacement legislation, rules or guidance).
     Section 5.7. If, based upon any audit performed in accordance with Sections 5.5 or 5.6, there has been either an overcharge or undercharge for the costs of the Services, then DPS Providing Party or Cadbury, as the case may be, will promptly reimburse or pay to the other Party such difference. All the costs of any audit conducted under Sections 5.5 and 5.6 shall be borne by Cadbury.
ARTICLE 6
ASSIGNMENT
     Section 6.1. Except as otherwise provided in this Article 6, neither party shall assign its rights or obligations under this Agreement, or any part hereof, without the prior written consent of the other party (which consent shall not be unreasonably withheld). Either party may, at its election, assign its rights and corresponding obligations under this Agreement in whole or in one or more parts to any one or more of its Affiliates so long as such assigning party agrees to remain fully obligated for the performance of the terms and provisions of this Agreement as they relate to the Services being assigned.
     Section 6.2. Notwithstanding anything to the contrary in this Agreement, a party shall be entitled to assign its rights and/or obligations under this Agreement in whole or in part to an unrelated party in one or more locations in connection with the sale, transfer or other disposal by it or any of its Affiliates of its business or operations that receives and/or provides the Services under this Agreement in such location and this Agreement shall thereafter be read and construed as if it were a separate and independent contract between the unrelated party and the party hereto as regarding the services and facilities to be received and/or provided under this Agreement in such locations. Notwithstanding the foregoing, in the event a party assigns its rights and/or obligations hereunder upon a sale or transfer to an unrelated party as set forth above, (a) such transferor shall be entitled to continue to receive the Services (other than the Services that are the subject of such assignment) from the other party in accordance with the terms of this Agreement following any such assignment, and the other party shall have no right to terminate this Agreement as a result of such assignment, and (b) no such assignment shall relieve the transferor of any obligations hereunder in the event that such transferee fails to perform in any manner or breaches this Agreement.
     Section 6.3. Any attempted or purported assignment in violation of this Section 6 shall be null and void ab initio. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
ARTICLE 7
LIMITATION ON LIABILITY; THIRD PARTY CLAIMS
     Section 7.1. Except with respect to damages included in an award against an Indemnified Party (as defined herein) resulting from a Third Party Claim for which such party is indemnified hereunder, in no event shall either party or its respective Representatives and Affiliates have any liability whether in contract or tort (including negligence and strict liability) or otherwise, at law or equity, for loss of profit, diminution in value, loss of goodwill, claims of customers, or consequential, incidental or punitive damages or other special damages as a result of, provision of or failure to provide the services under the terms of this Agreement. Subject to such other remedies permitted by Section 2.5 above and except as specifically provided in the previous sentence or in the event of bad faith or willful misconduct of such party, the maximum liability of each party and its Representatives and Affiliates to, and the sole remedy of, the other party or its Affiliates or Representatives for any act or failure to act in connection herewith (including but not limited to, the performance or breach of this Agreement) shall be the greater of (i) a refund of price paid for the particular Service, (ii) such other party’s incremental cost of performing the Service itself or (iii) such other party’s incremental cost of obtaining the Service from a third party.
     Section 7.2. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SECTION 2.3), AND WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES IN THE SEPARATION AGREEMENT, THE PARTIES MAKE NO EXPRESS REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, AND NO REPRESENTATION OR WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW, INCLUDING, WITHOUT LIMITATION, RELIABILITY, ACCURACY, SUITABILITY, COMPLETENESS, WARRANTY OF

MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AS TO THE SERVICES TO BE PERFORMED HEREUNDER.
     Section 7.3. Subject to the limitations set forth in Section 7.1, each party (the “Indemnifying Party”) agrees that it shall protect, indemnify and hold the other party and its Affiliates and their Representatives (each, the “Indemnified Party”) harmless from and against all Indemnifiable Losses and shall defend such party at the Indemnifying Party’s expense (to the extent of any Third Party Claims) in any Action for injuries to or death of any Person or Persons or loss of or damage to the property of any Person or Persons whomsoever (including without limitation the agents and employees of the Indemnified Party) or infringement of any Person’s or Persons’ Intellectual Property arising out of the actions of the Indemnifying Party, or its Representatives, in connection with or as a result of this Agreement or the performance of the Indemnifying Party’s Services, the unauthorized use by the Indemnifying Party of the Services or other obligations hereunder.
     Section 7.4. The Indemnified Party shall give the Indemnifying Party prompt notice of any indemnifiable Action asserted against it.
     Section 7.5. Except with respect to any Third Party Claims, the receipt by a Receiving Party or its Affiliates of the Services shall be an unqualified acceptance of, and a waiver by, the Receiving Party and its Affiliates of their rights to make any claim (other than based on gross negligence or fraud) with respect to such Services unless the Receiving Party gives written notice of the claim to the Providing Party within the later of (i) sixty (60) days after receipt of the Service by the Receiving Party or its Affiliates or (ii) thirty (30) days after the date on which the Receiving Party became, or should have become, aware of the facts, events, occurrences or circumstances underlying such claim; provided, that, in no event shall the Receiving Party be entitled to give notice of a claim more than one (1) year after receipt of the Service by the Receiving Party or its Affiliates.
ARTICLE 8
DISPUTE RESOLUTION
     Section 8.1. Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby informally, as follows:
     (a) The parties shall first attempt in good faith to resolve all disputes on a local level and shall attempt to initiate such efforts within two Business Days after receipt of notice of any such dispute. If the parties are unable to resolve a dispute in an amount of time that either party deems reasonable under the circumstances, such party may refer the dispute for resolution to the Senior Managers pursuant to the provisions of Section 8.1(b).
     (b) Within five Business Days of a notice under Section 8.1(a) referring a dispute for resolution by Senior Managers, the Transition Representatives (or other employees of the parties) shall each prepare and provide to the Senior Managers of each party summaries of the relevant information and background of the dispute, along with any appropriate supporting documentation. The designated Senior Managers will confer as often as they deem reasonably necessary in order to gather and exchange information, discuss the dispute and negotiate in good faith, in an effort to resolve the dispute without the need for any formal proceedings.
     (c) Formal proceedings for the resolution of a dispute pursuant to Section 8.2 may not be initiated until at least ten Business Days after the receipt by a party of a notice under Section 8.1(a) referring a dispute to Senior Managers.
     Section 8.2. All disputes arising out of or in connection with this Agreement and the transactions contemplated hereby which cannot be resolved through the procedures described herein or therein shall be finally resolved solely and exclusively by means of arbitration to be conducted in English in the City of New York. The arbitration shall be conducted by a sole arbitrator appointed by agreement of the parties, or failing such agreement, under the Commercial Rules of the American Arbitration Association and the arbitration will proceed under such Rules. The decision of the arbitrator shall be final, conclusive and binding upon the parties, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The parties agree that any arbitration shall be kept confidential and any element of such arbitration (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the arbitral tribunal, the parties, their counsel and any Person necessary to conduct the arbitration, except as may be required in recognition and enforcement proceedings, if any, or in order to satisfy disclosure obligations imposed by any applicable Law. The parties agree to cooperate in providing each other with all discovery, including but not limited to the exchange of documents and depositions of parties and non-parties, reasonably related to the issues in the arbitration. If the parties are unable to agree on any matter relating to such discovery, any such difference shall be determined by the arbitrator. The parties also agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in New York, New York, for the limited purpose of enforcing this arbitration agreement (including, where appropriate, issuing injunctive relief) or any award resulting from arbitration pursuant to this Section 8.2. The parties agree that the arbitration proceeding described in this Section 8.2 is the sole and exclusive manner in which the parties may resolve disputes arising out of or in connection with this Agreement; provided, however, that the parties expressly agree that nothing herein shall prevent the parties from applying to a court having jurisdiction over any of the parties hereto for provisional, injunctive or interim relief to preserve the status quo or otherwise to prevent irreparable harm to a party pending the outcome of arbitration. The prevailing party in any arbitration shall be entitled to attorneys’ fees and costs and the non-prevailing party shall be responsible for all expenses of the arbitration.
     Section 8.3. If there is a dispute between the parties, each party shall continue to perform all of their obligations under this Agreement (including the obligations in dispute).
ARTICLE 9
MISCELLANEOUS
     Section 9.1. Force Majeure. (a) The obligations of Cadbury or DPS and their respective Affiliates, as the Providing Party, shall be suspended during the period, but only to the extent that Cadbury or DPS and their respective Affiliates, as the case may be, is prevented or hindered from complying therewith by any of the following causes beyond its reasonable control: (i) acts of God, (ii) weather, fire or explosion, (iii) war, invasion, riot, domestic insurrection, acts of terrorism or other civil unrest, (iv) national or regional emergency, (v) shortage of adequate power or transportation facilities, or (vi) any other event which is beyond the reasonable control of the Providing Party (each, a “Force Majeure Event”). In such event, the Providing Party shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Providing Party shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.
     (b) During the duration of a Force Majeure Event, the affected party shall use commercially reasonable efforts to avoid, mitigate, remedy or remove such Force Majeure Event (including the expenditure of reasonable sums), and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay.
          Section 9.2. Independent Contractor. The parties and each of their respective Affiliates shall each be an independent contractor in the performance of its obligations hereunder and not as the agent of the Receiving Party in performing Services, and no employee of a Providing Party performing Services shall be considered an employee of the Receiving Party. No third party, including any employee of any party or any of such party’s Affiliates, shall have or acquire any rights by reason of this Agreement.
          Section 9.3. Public Announcement. None of the parties hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the services contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (unless otherwise required by Law or applicable stock exchange regulation), and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.
          Section 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.4):
          if to Cadbury:

Cadbury Schweppes plc 25 Berkeley Square London W1J 6HB
Facsimile:	44-20-7830-5015
Attention:	Henry Udow, Esq.
Chief Legal Officer

with a copy to:

Cadbury Adams USA 389 Interpace Parkway Parsippany, NJ 07054
Facsimile:	(973) 909-3976
Attention:	Thomas Whitten

if to DPS:

5301 Legacy Drive, 3rd Floor Plano, TX 75024
Facsimile:	(972) 673-8130
Attention:	James L. Baldwin, Jr.
General Counsel

with a copy to:

Dr Pepper Snapple Group, Inc. 5301 Legacy Drive Plano, TX 75024
Facsimile:	(972) 673-8130
Attention:	Angie Wallander
     Section 9.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflicts of law principles that would cause the application of the laws of any other jurisdiction.
     Section 9.6. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
     Section 9.7. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     Section 9.8. Modifications. This Agreement contains the entire understanding and agreement between the parties hereto as to the services being performed hereunder. It may not be amended or modified except by a written instrument executed by the parties hereto.

     Section 9.9. Cumulative Effect. The rights and obligations of the parties under this Agreement shall be cumulative to and not exclusive of the rights and obligations of the parties contained in the Separation Agreement.
     Section 9.10. Interpretation. All references in this Agreement to “Cadbury” or “DPS” or a “party” shall be deemed to include such party’s Affiliates unless the context requires otherwise. All references in this Agreement to “services to be supplied” or similar language shall be defined to include “facilities to be provided” unless the context requires otherwise. To the extent that this Agreement purports to impose any obligation on the Affiliates of a party, such party shall cause its Affiliates to fulfill such obligation.
     Section 9.11. Insurance. As regards employees, agents or representatives of a Providing Party who shall be performing the Services on or at properties of a Receiving Party, the Receiving Party will be designated as an additional insured under the Providing Party’s liability insurance.
     Section 9.12. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Cadbury and DPS or (b) by a waiver in accordance with Section 9.13.
     Section 9.13. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.
     Section 9.14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
     Section 9.15. No Additional Rights. Except as expressly provided in this Agreement, the parties agree that this Agreement shall not grant to either party any additional rights to the other party’s proprietary information, technology or know-how.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, Cadbury and DPS have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CADBURY SCHWEPPES PLC
By:
Name:
Title:

DR PEPPER SNAPPLE GROUP, INC.
By:
Name:
Title: